Exhibit 99.1

Staples, Inc. Announces Second Quarter 2017 Results

FRAMINGHAM, Mass.--(BUSINESS WIRE)--August 24, 2017--Staples, Inc. (Nasdaq: SPLS) (“Staples” or “the company”) announced today the results for its second quarter ended July 29, 2017. Total company sales for the second quarter of 2017 were $3.9 billion, a decrease of three percent compared to the second quarter of 2016. On a GAAP basis, the company reported net income from continuing operations of $63 million, or $0.10 per diluted share, for the second quarter of 2017. Second quarter 2017 results from continuing operations include pre-tax charges of $10 million primarily related to the proposed acquisition of the company by funds managed by Sycamore Partners.

Total company comparable sales for the second quarter of 2017 declined one percent compared to the second quarter of 2016. Excluding the impact of certain charges taken during the second quarter of 2017, the company reported non-GAAP net income from continuing operations of $76 million, or $0.12 per diluted share.

Second Quarter 2017 Financial Summary
	Second Quarter
(dollar amounts in millions, except per share data)	2017	2016	Change
Total company sales	$3,905	$4,032	-3.1%
Total company comparable sales*^			-1.1%

GAAP operating income	$106	($167)	$273
Non-GAAP operating income*	$116	$136	-$20

GAAP operating income rate	2.7%	-4.2%	NM
Non-GAAP operating income rate*	3.0%	3.4%	-41 basis points

GAAP net income from continuing operations	$63	($107)	$170
Non-GAAP net income from continuing operations*	$76	$87	-$11

GAAP earnings per share from continuing operations	$0.10	($0.17)	NM
Non-GAAP earnings per diluted share from continuing operations*	$0.12	$0.13	-8%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.

^Total company comparable sales excludes the impact of acquisitions, divestitures, store closures and foreign currency translation.

Second Quarter 2017 Highlights

  Grew mid-market sales in Staples Business Advantage, the company’s North American contract business, by 11 percent year over year.
  Improved profitability in North American Retail with operating loss rate down 30 basis points year over year.
  Maintained total company non-GAAP gross profit rate year over year at 25.5 percent.
  Generated $279 million of cash provided by operating activities, and spent $89 million in capital expenditures, resulting in $190 million of free cash flow.
  Ended the second quarter of 2017 with $1.2 billion in cash and cash equivalents.

Presentation of Non-GAAP Information

This press release presents certain results with and without restructuring and related charges, long-lived asset impairment, gains and losses related to the sale of businesses and assets, and costs related to the proposed acquisition of Office Depot and the proposed acquisition of Staples by funds managed by Sycamore Partners. This press release also presents certain results with and without the impact of acquisitions, divestitures, store closures, and foreign currency translation. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures assist management and investors to analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, management provides a reconciliation to the most comparable GAAP financial measure.

About Staples, Inc.

Staples brings technology and people together in innovative ways to consistently deliver products, services and expertise that elevate and delight customers. Staples is in business with businesses and is passionate about empowering people to become true professionals at work. Headquartered outside of Boston, Mass., Staples, Inc. operates primarily in North America. More information about Staples (NASDAQ: SPLS) is available at www.staples.com.

STAPLES, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Dollar Amounts in Millions, Except Share Data) (Unaudited)
	July 29, 2017	January 28, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,199	$1,137
Receivables, net	1,342	1,337
Merchandise inventories, net	1,870	1,644
Prepaid expenses and other current assets	189	236
Current assets of discontinued operations	154	912
Total current assets	4,754	5,266

Property and equipment, net	1,057	1,121
Intangible assets, net of accumulated amortization	163	181
Goodwill	1,294	1,290
Other assets	398	401
Noncurrent assets of discontinued operations	—	12
Total assets	$7,666	$8,271

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,732	$1,528
Accrued expenses and other current liabilities	941	974
Debt maturing within one year	524	519
Current liabilities of discontinued operations	119	636
Total current liabilities	3,316	3,657

Long-term debt	524	528
Other long-term obligations	431	390

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 957,954,510 and 656,713,321 at July 29, 2017 and 953,711,270 and 652,470,081 shares at January 28, 2017	1	1
Additional paid-in capital	5,102	5,067
Accumulated other comprehensive loss	(471)	(1,053)
Retained earnings	4,174	5,092
Less: Treasury stock at cost, 301,241,189 shares at July 29, 2017 and January 28, 2017	(5,419)	(5,419)
Total Staples, Inc. stockholders’ equity	3,387	3,688
Noncontrolling interests	8	8
Total stockholders’ equity	3,395	3,696
Total liabilities and stockholders’ equity	$7,666	$8,271

STAPLES, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Income (Amounts in Millions, Except Per Share Data) (Unaudited)
	13 Weeks Ended		26 Weeks Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Sales	$3,905	$4,032	$8,055	$8,394
Cost of goods sold and occupancy costs	2,908	3,007	5,979	6,257
Gross profit	997	1,025	2,076	2,137
Operating expenses:
Selling, general and administrative	881	900	1,779	1,836
Merger termination fee	—	250	—	250
Impairment of long-lived assets	1	15	3	15
Restructuring charges	2	1	6	12
Amortization of intangibles	11	10	21	20
Total operating expenses	895	1,176	1,809	2,133

Gain (loss) on sale of businesses and assets, net	4	(16)	3	(49)

Operating income (loss)	106	(167)	270	(45)

Other income (expense):
Interest income	2	1	3	3
Interest expense	(10)	(18)	(21)	(60)
Loss on early extinguishment of debt	—	(26)	—	(26)
Other income, net	4	5	8	8
Income (loss) from continuing operations before income taxes	102	(205)	260	(120)
Income tax expense (benefit)	39	(98)	92	(73)
Income (loss) from continuing operations	63	(107)	168	(47)
Discontinued operations:
Pretax loss of discontinued operations	(8)	(658)	(12)	(674)
Loss recognized on classification as held for sale	—	—	(5)	—
Loss on sale	—	—	(908)	—
Total pretax loss of discontinued operations	(8)	(658)	(925)	(674)
Income tax expense	—	1	3	4
Loss from discontinued operations, net of income taxes	(8)	(659)	(928)	(678)

Net income (loss)	$55	$(766)	$(760)	$(725)

Basic Earnings per share
Continuing operations	$0.10	$(0.17)	$0.26	$(0.07)
Discontinued operations	(0.02)	(1.01)	(1.42)	(1.05)
Consolidated operations	$0.08	$(1.18)	$(1.16)	$(1.12)
Diluted Earnings per share
Continuing operations	$0.10	$(0.17)	$0.26	$(0.07)
Discontinued operations	(0.02)	(1.01)	(1.41)	(1.05)
Consolidated operations	$0.08	$(1.18)	$(1.15)	$(1.12)

Dividends declared per common share	$0.12	$0.12	$0.24	$0.24

Comprehensive income (loss)	$81	$(852)	$(178)	$(677)

STAPLES, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Amounts in Millions) (Unaudited)
	26 Weeks Ended
	July 29, 2017	July 30, 2016
Operating Activities:
Net loss	$(760)	$(725)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	155	193
Amortization of intangibles	21	30
Loss on sale of businesses and assets, net	904	49
Interest and fees paid from restricted cash account, net	—	66
Impairment of goodwill and long-lived assets	11	660
Stock-based compensation	24	33
Deferred income tax expense	14	18
Other	7	4
Changes in assets and liabilities:
(Increase) decrease in receivables	(17)	57
Increase in merchandise inventories	(215)	(196)
Increase in prepaid expenses and other assets	—	(132)
Increase in accounts payable	194	155
Decrease in accrued expenses and other liabilities	(63)	(218)
Increase (decrease) in other long-term obligations	4	(5)
Net cash provided by (used in) operating activities	279	(11)

Investing Activities:
Acquisition of property and equipment	(89)	(102)
Proceeds from the sale of property and equipment	23	—
Sale of businesses, net	6	83
Increase in restricted cash	—	(66)
Acquisition of businesses, net of cash acquired	(7)	—
Net cash used in investing activities	(67)	(85)

Financing Activities:
Proceeds from the sale of stock under employee stock purchase plans	13	16
Proceeds from borrowings	7	182
Payments on borrowings, including payment of deferred financing fees and capital lease obligations	(8)	(190)
Proceeds from issuance of commercial paper, net of repayments	—	188
Cash dividends paid	(157)	(155)
Repurchase of common stock	(3)	(12)
Net cash (used in) provided by financing activities	(148)	29
Effect of exchange rate changes on cash and cash equivalents	(2)	17
Net increase (decrease) in cash and cash equivalents	62	(50)
Cash and cash equivalents at beginning of period	1,137	825
Cash and cash equivalents at the end of the period	$1,199	$775

STAPLES, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Income Statement Disclosures (Dollar Amounts in Millions, Except Per Share Data) (Unaudited)

For the non-GAAP measures related to results of operations, reconciliations to the most directly comparable GAAP measures are shown below for the second quarter of 2017 and second quarter of 2016 (amounts in millions, except per share data):

	13 Weeks Ended
	July 29, 2017
	GAAP	Adjustments [1]	Non-GAAP

Operating income	$106	$10	$116
Interest and other expense, net	4	—	4
Income before income taxes	102		112

Income tax expense	39		39
Adjustments[2]	—		(3)
Adjusted income tax expense	39		36

Income from continuing operations	$63		$76

Effective tax rate	38.0%		32.0%

Income from continuing operations per share:
Diluted earnings per common share	$0.10		$0.12

1. Includes $13 million of costs related to our strategic initiatives ($11 million of which is included in Selling, general and administrative expenses and $2 million of which is included in Restructuring charges) and $1 million for impairment of long-lived assets, partly offset by a $4 million gain on the sale of property and equipment.

2. Includes $5 million of non-cash income tax expense related to the impact of tax deficiencies associated with share-based payment awards, and which relates to the adoption of a new accounting pronouncement in the first quarter of 2017 that was not applied retrospectively. This expense was partly offset by $2 million of income tax benefit associated with the adjustments referred to in footnote 1.

	26 Weeks Ended
	July 29, 2017
	GAAP	Adjustments [1]	Non-GAAP

Operating income	$270	$18	$288
Interest and other expense, net	10	—	10
Income from continuing operations before income taxes	260		278

Income tax expense	92		92
Adjustments[2]	—		(3)
Adjusted income tax expense	92		89

Income from continuing operations	$168		$189

Effective tax rate	35.3%		32.0%

Income from continuing operations per common share:
Diluted earnings per common share	$0.26		$0.29

1. Includes $18 million of costs related to our strategic initiatives ($12 million of which is included in Selling, general and administrative expenses and $6 million of which is included in Restructuring charges) and $3 million for impairment of long-lived assets offset by a net $3 million gain on the sale of property and equipment.

2. Includes $8 million of non-cash income tax expense related to the impact of tax deficiencies associated with share-based payment awards, and which relates to the adoption of a new accounting pronouncement in the first quarter of 2017 that was not applied retrospectively. This expense was partly offset by $5 million of income tax benefit associated with the adjustments referred to in footnote 1.

	13 Weeks Ended
	July 30, 2016
	GAAP	Impairment of long-lived assets	Merger-related costs	Loss on sale of businesses and assets, net	Litigation	Costs related to restructuring and strategic plans	Non-GAAP
Gross Profit	$1,025	$—	$—	$—	$—	$4	$1,029

Operating (loss) income	(167)	15	250	16	16	6	136
Interest and other expense, net	12	—	(7)	—	—	—	5
Loss on early extinguishment of debt	26	—	(26)	—	—	—	—
(Loss) income before income taxes	(205)						131

Income tax benefit	(98)						(98)
Adjustments	—						142
Adjusted income tax (benefit) expense	(98)						44

Loss (income) from continuing operations	$(107)						$87

Effective tax rate	47.8%						33.1%

Income from continuing operations per common share:
Diluted earnings per common share	$(0.17)						$0.13

	26 Weeks Ended
	July 30, 2016
	GAAP	Impairment of long-lived assets	Merger-related costs	Loss on sale of businesses and assets, net	Litigation	Costs related to restructuring and strategic plans	Non-GAAP
Gross Profit	$2,137	$—	$—	$—	$—	$4	$2,141

Operating (loss) income	(45)	15	272	49	16	17	324
Interest and other expense, net	49	—	(37)	—	—	—	12
Loss on early extinguishment of debt	26	—	(26)	—	—	—	—
(Loss) income before income taxes	(120)						312

Income tax benefit	(73)						(73)
Adjustments	—						177
Adjusted income tax (benefit) expense	(73)						104

Loss (income) from continuing operations	$(47)						$208

Effective tax rate	60.6%						33.1%

Income from continuing operations per common share:
Diluted earnings per common share	$(0.07)						$0.32

Note that certain percentage figures shown in the tables above may not recalculate due to rounding.

STAPLES, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Sales Growth (Unaudited)
Total Company Comparable Sales Growth
Second quarter of Fiscal 2017
GAAP sales growth	(3.1)%
Impact of foreign exchange	(0.3)%
Impact of store closures	(0.9)%
Impact of acquisitions and divestitures	(0.8)%
Comparable sales growth	(1.1)%

STAPLES, INC. AND SUBSIDIARIES Reconciliation of Free Cash Flow Disclosures (Amounts in Millions) (Unaudited)
26 Weeks Ended
July 29, 2017
Net cash provided by operating activities	$279
Acquisition of property and equipment	(89)
Free cash flow	$190

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Bill Durling, 508-253-2882
or
Investor Contact:
Scott Tilghman, 508-253-1487